Exhibit 4
FORM 52-109F1
CERTIFICATION OF ANNUAL FILINGS
I, ANDREW BOULANGER, the Chief Financial Officer and Secretary of Bennett Environmental Inc., certify that:
1.	This refiled certificate is being filed separately but concurrently with the filing of the 2004 Audited Annual Financial Statements by Bennett Environmental Inc. (the issuer);

2.	I have reviewed the refilled annual filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of the issuer for the financial period ended December 31, 2004;

3.	Based on my knowledge, the annual filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the annual filings; and

4.	I have caused the issuer to disclose in the annual MD&A any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent interim period that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.
Date: May 31, 2006.
BENNETT ENVIRONMENTAL INC.

Per:	(signed) “A Boulanger”

Andrew Boulanger,
Chief Financial Officer and Secretary